UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-51414	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West Loop South, Suite 415, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A hereby amends the Current Report on Form 8-K filed by Lucas Energy, Inc. (the “Company”) on April 6, 2010, to include disclosure relating to the Purchase and Sale Agreement described below under “Item 1.01. Entry into a Material Definitive Agreement.”  The other portions of the Current Report on Form 8-K filed on April 6, 2010 remain unchanged, and have not been included in this amendment.

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2010, the Company signed a Purchase and Sale Agreement (the “Agreement”) with a privately owned oil and gas company relating to the development of Eagle Ford Shale properties owned by the Company located in Gonzales County, Texas.  The buyer will acquire an 85% working interest in the deep rights, including the Eagle Ford Shale formation.  The Company will retain a 15% working interest.  The aggregate purchase price is subject to determination of the actual acreage to be conveyed, and closing of the transaction is subject to customary closing conditions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	Chief Financial Officer

Date: April 9, 2010